UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

QUANEX BUILDING PRODUCTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1800 West Loop South, Suite 1500 Houston, TX 77027	26-1561397
(State or Other Jurisdiction of Incorporation or Organization)	(Address, Including Zip Code, of Principal Executive Offices)	(I.R.S. Employer Identification No.)

Quanex Building Products Corporation 2008 Omnibus Incentive Plan,

as amended and restated effective February 27, 2014

(Full Title of the Plan)

Kevin P. Delaney

1800 West Loop South

Suite 1500

Houston, Texas 77027

(Name and Address of Agent for Service)

(713) 961-4600

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Fulbright & Jaworski LLP

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

Attention: Brian P. Fenske

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount Of Registration Fee(2)
Common Stock, par value $0.01 per share	2,350,000	$20.48(3)	$48,128,000(3)	$6,199

(1)	This Registration Statement covers 2,350,000 additional shares of common stock, par value $0.01 per share, of Quanex Building Products Corporation (the “Registrant” or the “Corporation”) available for issuance pursuant to awards under the Corporation’s 2008 Omnibus Incentive Plan, as amended and restated effective February 27, 2014 (the “Plan”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the Plan as a result of stock splits, stock dividends or similar transactions.
(2)	Pursuant to General Instruction E to Form S-8, a filing fee is only being paid with respect to the registration of additional securities for the Plan.
(3)	Calculated solely for purposes of this offering under Rules 457(c) and 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of common stock of the Registrant on March 21, 2014, as reported on the New York Stock Exchange.

EXPLANATORY NOTE

Incorporation by Reference. This Registration Statement is filed pursuant to General Instruction E to Form S-8. A Registration Statement on Form S-8 has been filed previously on April 23, 2008 (File No. 333-150392) covering 2,900,000 shares of common stock reserved for issuance pursuant to awards under the Plan. An additional Registration Statement on Form S-8 has been filed previously on April 1, 2011 (File No. 333-173245) covering an additional 2,400,000 shares of common stock reserved for issuance pursuant to awards under the Plan. The contents of such previously filed Registration Statements on Form S-8 are hereby incorporated herein by reference and made a part hereof.

Registration of Additional Shares of Common Stock Under the Plan. This Registration Statement on Form S-8 is filed by the Registrant to register an additional 2,350,000 shares of common stock, par value $0.01 per share, of Quanex Building Products Corporation, which may be awarded under the Plan pursuant to the amendment and restatement of such plan authorized by the stockholders of the Registrant on February 27, 2014.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents and information previously filed with the Commission by the Registrant are hereby incorporated herein by reference:

(a)	Registrant’s Annual Report on Form 10-K for the fiscal year ended October 31, 2013, filed with the Commission on December 18, 2013;

(b)	Registrant’s Quarterly Report on Form 10-Q for its fiscal quarter ended January 31, 2014, filed with the Commission on March 6, 2014;

(c)	Registrant’s Current Reports on Form 8-K, filed with the Commission on February 28, 2014 and February 10, 2014; provided, however, that information furnished pursuant to Item 2.02 or Item 7.01 of any Form 8-K, including any exhibits included with such information, shall not be deemed incorporated by reference; and

(d)	the description of common stock contained in Exhibit 99.1 to Amendment No. 5 to the Registration Statement on Form 10 (File No. 001-33913), filed by the Registrant with the Commission on March 24, 2008, and any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this Registration Statement, prior to the filing of a post-effective amendment to this Registration Statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents. In no event, however, will any information that the Registrant discloses under Item 2.02 or Item 7.01 of any Current Report on Form 8-K that the Registrant may from time to time furnish to the Commission be incorporated by reference into, or otherwise become a part of, this Registration Statement. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

Item 8.	Exhibits.

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant dated as of December 12, 2007, filed as Exhibit 3.1 of the Registrant’s Registration Statement on Form 10 (Reg. No. 001-33913) as filed with the Securities and Exchange Commission on January 11, 2008, and incorporated herein by reference.

4.2	Amended and Restated By-laws of the Registrant dated as of August 28, 2008, filed as Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q (Reg. No. 001-33913) for the quarter ended July 31, 2008, and incorporated herein by reference.

5.1 *	Opinion of Kevin P. Delaney

23.1 *	Consent of Deloitte & Touche LLP

23.2 *	Consent of Kevin P. Delaney (included in the opinion filed as Exhibit 5.1)

24.1 *	Power of Attorney (included on signature page)

99.1	Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended and restated effective February 27, 2014, filed as Annex A to the Registrant’s Definitive Proxy Statement relating to its 2014 Annual Meeting of Stockholders (Reg. No. 001-33913), filed with the Commission on January 24, 2014.

*	Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas on this 25th day of March, 2014.

QUANEX BUILDING PRODUCTS CORPORATION

By:	/s/ William C. Griffiths
William C. Griffiths Chairman of the Board, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Kevin P. Delaney and Brent L. Korb, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement on Form S-8 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William C. Griffiths	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	March 25, 2014
William C. Griffiths

/s/ Susan F. Davis	Director	March 25, 2014
Susan F. Davis

/s/ LeRoy D. Nosbaum	Director	March 25, 2014
LeRoy D. Nosbaum

/s/ Joseph D. Rupp	Director	March 25, 2014
Joseph D. Rupp

/s/ Robert R. Buck	Director	March 25, 2014
Robert R. Buck

/s/ Curtis M. Stevens	Director	March 25, 2014
Curtis M. Stevens

/s/ Brent L. Korb	Senior Vice President-Finance and Chief Financial Officer (principal financial officer)	March 25, 2014
Brent L. Korb

/s/ Dewayne Williams	Vice President and Controller (principal accounting officer)	March 25, 2014
Dewayne Williams

EXHIBIT INDEX

Exhibit No.	Description

4.1	Certificate of Incorporation of the Registrant dated as of December 12, 2007, filed as Exhibit 3.1 of the Registrant’s Registration Statement on Form 10 (Reg. No. 001-33913) as filed with the Securities and Exchange Commission on January 11, 2008, and incorporated herein by reference.

4.2	Amended and Restated By-laws of the Registrant dated as of August 28, 2008, filed as Exhibit 3.2 of the Registrant’s Quarterly Report on Form 10-Q (Reg. No. 001-33913) for the quarter ended July 31, 2008, and incorporated herein by reference.

5.1 *	Opinion of Kevin P. Delaney

23.1 *	Consent of Deloitte & Touche LLP

23.2 *	Consent of Kevin P. Delaney (included in the opinion filed as Exhibit 5.1)*

24.1 *	Power of Attorney (included on signature page)

99.1	Quanex Building Products Corporation 2008 Omnibus Incentive Plan, as amended and restated effective February 27, 2014, filed as Annex A to the Registrant’s Definitive Proxy Statement relating to its 2014 Annual Meeting of Stockholders (Reg. No. 001-33913), filed with the Commission on January 24, 2014.

*	Filed herewith

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